Exhibit 5.1

March 23, 2016

Goldman Sachs Capital II-III

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

Re:	Goldman Sachs Capital II-III

Ladies and Gentlemen:

We have acted as special Delaware counsel for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) (“Trust II”) and Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) (“Trust III” and, together with Trust II, the “Trusts”), each a Delaware statutory trust, in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of Trust II, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 21, 2004, as amended by the Certificate of Merger of Trust II, as filed with the Secretary of State on March 23, 2016, changing the name of Trust II from Goldman Sachs Capital IV to Goldman Sachs Capital II;

(b) The Certificate of Trust of Trust III, as filed with the office of the Secretary of State on February 15, 2005, as amended by the Certificate of Merger of Trust III, as filed with the Secretary of State on March 23, 2016, changing the name of Trust III from Goldman Sachs Capital V to Goldman Sachs Capital III;

(c) The Trust Agreement of Trust II, dated as of January 20, 2004, between The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”) and the trustee of Trust II named therein, as amended by the Amended and Restated Trust Agreement, dated as of March 23, 2016, between the Company and the trustee of Trust II named therein;

(d) The Trust Agreement of Trust III, dated as of February 15, 2005, between the Company and the trustee of Trust III named therein, as amended by the Amended and Restated Trust Agreement, dated as of March 23, 2016, between the Company and the trustee of Trust III named therein;

Goldman Sachs Capital II-III

March 23, 2016

(e) The Registration Statement (the “Registration Statement”) on Form S-3, relating to the Apex of the Trusts representing undivided beneficial interests in the assets of the Trusts (each and collectively, the “Apex”), as filed by the Company, the Trusts and others with the Securities and Exchange Commission on September 15, 2014;

(f) The Merger Agreement, dated as of March 23, 2016, between Goldman Sachs Capital IV and Goldman Sachs Capital II;

(g) The Merger Agreement, dated as of March 23, 2016, between Goldman Sachs Capital V and Goldman Sachs Capital III (each of the documents identified in items (f) and (g) being referred to as the “Merger Agreement” and collectively as the “Merger Agreements” and the transactions contemplated in such Merger Agreements being referred to as the “Mergers”);

(h) The Second Amended and Restated Trust Agreement of Trust II, dated as of March 23, 2016, between the Company, as sponsor, and the trustees of Trust II named therein, to be incorporated in the Registration Statement by reference;

(i) The Second Amended and Restated Trust Agreement of Trust III, dated as of March 23, 2016, between the Company, as sponsor, and the trustees of Trust III named therein, to be incorporated in the Registration Statement by reference (each of the documents identified in items (h) and (i) being referred to as the “Trust Agreement” and collectively as the “Trust Agreements”);

(j) A Certificate of Good Standing for Goldman Sachs Capital II, dated March 23, 2016, obtained from the Secretary of State; and

(k) A Certificate of Good Standing for Goldman Sachs Capital III, dated March 23, 2016, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Goldman Sachs Capital II-III

March 23, 2016

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that, at the time of the issuance of the Apex, the Trust Agreements and the Certificate of Trusts were in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) that each Person to whom an Apex has been issued by the Trusts (collectively, the “Apex Holders”) has received appropriate Apex Certificates evidencing ownership of such Apex for such consideration, if any, contemplated by, and, in accordance with the Trust Agreements and the Registration Statement, (vii) that the Apex were issued to the Apex Holders in accordance with the Trust Agreements and the Merger Agreements, (viii) that, at the effective time of the Mergers, all of the conditions to the Mergers set forth in the documents reviewed by us were satisfied, the Mergers were fair in all respects, and the Mergers were validly consummated in accordance with the documents reviewed by us and (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.).

2. The Apex represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of its respective Trust.

Goldman Sachs Capital II-III

March 23, 2016

3. The Apex Holders, as beneficial owners of the Trusts, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Apex Holders may be obligated to make payments as set forth in the Trust Agreements.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus for the Apex filed as part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/JWP/AYS